EXHIBITS TO BE FILED BY EDGAR


Exhibits:

            F-1        -   Opinion of Berlack, Israels & Liberman LLP.

            F-2        -   Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

            H          -   GPU Actual and Pro Forma Capitalization